UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 19, 2009

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

            333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore are omitted.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported, on February 29, 2008, U.S. Premium Beef, LLC (“the Company”), the Company’s majority owned subsidiary National Beef Packing Company, LLC (“National”), JBS S.A. (“JBS”), and the other holders of membership interests in National, including NBPCO Holdings, LLC (“NBPCO”) and parties controlled by three executive officers of National, John R. Miller, Timothy M. Klein and Scott H. Smith, entered into a Membership Interest Purchase Agreement (as amended from time to time, the “Agreement”).  Under the terms of the Agreement, if the closing of the transactions contemplated under the Agreement (the “Closing”) shall not have occurred for any reason on or before the date 360 days after the date of execution of the Agreement, either JBS or the Sellers, as defined in the Agreement, may terminate the Agreement.  In the Fourth Amendment to the Agreement dated February 19, 2009 (the “Amendment”), the parties to the Agreement agreed that the Closing will not occur on or before February 23, 2009, the date that is 360 days after execution of the Agreement.  Accordingly, on February 19, 2009, the Sellers delivered a termination notice to Buyer to terminate the Agreement effective as of February 23, 2009.

Upon termination of the Agreement, the Agreement provides that the Sellers are entitled to a cash amount equal to $25,000,000 or a lesser amount agreed to by the parties in an executed termination notice (the “Termination Fee”), allocated in proportion to each Seller’s respective holdings of National interests or as provided in an executed termination notice.  The Company’s portion of the Termination Fee is $14,571,918.97.  If JBS does not pay the Termination Fee to Sellers in full on February 23, 2009, JBS will be required to pay to Sellers the Termination Fee plus certain additional costs of National and Sellers.

After full payment of the Termination Fee plus any applicable costs, the Agreement will become void and of no further force or effect with no liability or obligation of the parties under the Agreement, except that the parties shall return documentation as provided in the Agreement and the obligations of the parties under the Confidentiality Agreement as defined in the Agreement shall continue.

On February 20, 2009, National and the Company jointly issued a press release announcing the termination of the Agreement as discussed above.  A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.  On February 20, 2009, the Company sent letters to its Unitholders and Patronage Notice Holders announcing the termination of the Agreement as discussed above.  The letters to the Company’s Unitholders and Patronage Notice Holders are being filed as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following are filed as Exhibits to this Report:

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Exhibit No.	Description of Exhibit
99.1	Press Release dated February 20, 2009
99.2	Company Letter to Unitholders dated February 20, 2009
99.3	Company Letter to Patronage Notice Holders dated February 20, 2009

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  February 20, 2009

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